CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Dankon Corporation

We hereby consent to the inclusion of our report dated April 8, 2025, relating to the financial statements of Dankon Corporation as of and for the year ended February 28, 2025, in the Registration Statement on Form S-1 and to the reference to our firm under the caption “Experts” in the Registration Statement.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

April 30, 2025